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                                                                  EXHIBIT 3.1(R)



                            ARTICLES OF INCORPORATION

                                       OF

                      CASTLE & COOKE FRESH VEGETABLES, INC.


         FIRST: The name of this corporation is:

                      CASTLE & COOKE FRESH VEGETABLES, INC.

         SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THIRD: The total number of shares which this corporation shall have authority to issue is ONE THOUSAND (1000) shares, all of one class.

         FOURTH: The name in the State of California of this corporation's initial agent for service of process is:

                           CT Corporation System

         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation this 14th day of July, 1983.


                                                 /s/ Joan G. Cullin
                                                 -------------------------------
                                                 Joan G. Cullin, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      CASTLE & COOKE FRESH VEGETABLES, INC.
                            A CALIFORNIA CORPORATION

                                   ----------

         WILLIAM W. HEINTZ and EFFIE F. ANASTASSIOU certify that:

         1. They are the President and Assistant Secretary, respectively, of Castle & Cooke Fresh Vegetables, Inc., a California corporation.

         2. Article FIFTH of the Articles of Incorporation of this corporation is added as follows:

         "FIFTH: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporation Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equalled or exceed the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Date as of the 13th day of December, 1989.



                                             /s/ William W. Heintz
                                             -----------------------------------
                                             William W. Heintz



                                             /s/ Effie F. Anastassiou
                                             -----------------------------------
                                             Effie F. Anastassiou


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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF

                      CASTLE & COOKE FRESH VEGETABLES, INC.
                            A CALIFORNIA CORPORATION


         WILLIAM W. HEINTZ and EFFIE F. ANASTASSIOU certify that:

         1. They are the President and Assistant Secretary, respectively, of Castle & Cooke Fresh Vegetables, Inc., a California corporation.

         2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

         "FIRST: The name of the corporation is:

                          DOLE FRESH VEGETABLES, INC."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

         4. The foregoing Amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Date as of the 2nd day of January, 1990.



                                             /s/ William W. Heintz
                                             ----------------------------------
                                             WILLIAM W. HEINTZ
                                             President


                                             /s/ Effie F. Anastassiou
                                             ----------------------------------
                                             EFFIE F. ANASTASSIOU
                                             Assistant Secretary